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                       NAVISTAR INTERNATIONAL CORPORATION
                          455 N. Cityfront Plaza Drive
                             Chicago, Illinois 60611

                               -------------------

                           PROXY STATEMENT SUPPLEMENT
                                       FOR
                          ANNUAL MEETING OF SHAREOWNERS
                                FEBRUARY 20, 2001


                                  INTRODUCTION

     This Proxy Statement Supplement hereby supplements and amends the Proxy Statement previously mailed to shareholders beginning on January 19, 2001. This Proxy Statement Supplement is being filed to correct certain mistakes in the Summary Compensation Table included on page 13 of the Proxy Statement.

     The Summary Compensation Table in the original Proxy Statement incorrectly listed Restricted Stock Awards for John R. Horne and Daniel C. Ustian for the year 2000.

     The value that John Horne and Daniel Ustian realized on exercise of their stock options was reported in the Aggregated Option/SAR Exercises During Fiscal Year 2000 Table in the Proxy Statement. The value was also mistakenly reported in the Summary Compensation Table as if it were realized from an award of restricted stock. Including this amount in the Summary Compensation Table was not correct since the amount arose from the exercise of stock options and not from an award of restricted stock. The error had the effect of overstating compensation by $4,990,375 for Mr. Horne and $692,363 for Mr. Ustian


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         The Summary Compensation Table hereby is amended to read as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                            COMPENSATION AWARDS
                                                                         -------------------------
                                                                          RESTRICTED    SECURITIES
                                             ANNUAL COMPENSATION            STOCK       UNDERLYING       ALL OTHER
                                           -------------------------        AWARDS       OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS ($)(1)     ($) (2)(3)     SARS (#)        ($) (4)
---------------------------        ----    -------------------------     -----------    ----------    --------------
John R. Horne                      2000    $975,000                0             0       342,636         $24,492
Chairman, President and            1999    $833,333       $1,700,000             0       142,000         $19,500
Chief Executive Officer            1998    $716,667       $  900,000             0        63,000         $21,134

Robert C.  Lannert                 2000    $450,000                0             0        62,800         $ 7,182
Executive Vice President           1999    $450,000       $  488,750             0        48,000         $ 7,966
and Chief Financial Officer        1998    $441,667       $  500,000             0        41,000         $10,553

Daniel C. Ustian                   2000    $412,500                0             0        72,754         $ 3,307
President, Engine                  1999    $333,333       $  600,000             0        32,000         $ 2,847
and Foundry Group                  1998    $288,333       $  375,000       $73,292        16,100         $ 3,168

J. Steven Keate                    2000    $375,000                0       $13,921        44,100         $ 2,163
President, Truck Group             1999    $282,500       $  300,000       $10,064        53,000         $ 1,432
                                   1998    $226,250       $  228,000       $91,496        10,300         $ 1,271

Robert A. Boardman                 2000    $316,667                0             0        25,200         $ 3,112
Senior Vice President and          1999    $293,333       $  297,500             0        21,000         $ 3,038
General Counsel                    1998    $271,667       $  250,000       $13,779        16,100         $ 3,668


(1) The amounts shown include the dollar value of bonuses earned in fiscal years 1998 and 1999 but deferred into deferred share units under the Company's Stock Ownership Program at the election of the named executive officer.

(2) The amounts shown include the dollar value of premium share units representing shares of Common Stock awarded in fiscal years 1998, 1999 and 2000 under the Company's Stock Ownership Program based on the attainment of certain stock ownership thresholds by the named executive officer.

(3) The number and value of the aggregate premium share units ("PSUs") on October 31, 2000 for each of the persons named above is as follows: Mr. Horne 24,851 PSUs with an aggregate value of $821,574; Mr. Lannert 16,250 PSUs with an aggregate value of $537,225; Mr. Ustian 7,025 PSUs with an aggregate value of $246,297; Mr. Keate 5,931 PSUs with an aggregate value of $196,079; and Mr. Boardman 6,377 PSUs with an aggregate value of $210,824. The PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Holders of PSUs receive dividends at the same time and at the same rate as other Common Stock owners.

(4) The amounts shown represent life insurance premiums paid by the Company for the persons named in the Summary Compensation Table.



                                             /s/ Mary Patricia Cahill
                                             ----------------------------
                                             Mary Patricia Cahill
                                             Secretary
                                             February 6, 2001